Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                 Document Number
                                                                  20070041787-26
                                                           Filing Date and Time:
                                                              01/22/2007 8:00 AM
                                                                        Entity #
                                                                   E0040082007-7

                                                          Filed in the office of
                                                                 /s/ Ross Miller
                                                                     Ross Miller
                                                              Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:           MASSEY EXPLORATIONS CORP.

2. Resident Agent Name &
   Street Address:                Empire Stock Transfer, Inc.
                                  2470 St Rose Pkwy Ste 304
                                  Henderson, NEVADA 89074

3. Shares:                        Number of Shares with par value: 75,000,000
                                  Par value: $.001
                                  Number of shares without par value:

4. Name & Address of Board
   Of Directors/Trustees:         Michael Hawitt
                                  300-508 24th Avenue SW
                                  Calgary, AB  T2S O4K

5. Purpose:                       The purpose of this Corporation shall be:

6. Name, Address & Signature
   Of Incorporator:               Patrick R Mokros          /s/ Patrick R Mokros
                                  2470 St Rose Pkwy Ste 304
                                  Henderson, NV  89074
7. Certificate of Acceptance
   Of Appointment of Resident
   Agent:                         I hereby accept appointment as Resident
                                  Agent for the above named corporation.

                                  /s/ Patrick R Mokros                 1/19/07
                                  Authorized Signature of R.A.           Date

                            ARTICLES OF INCORPORATION
                                       OF
                            MASSEY EXPLORATIONS CORP.


FIRST: The name of the corporation is Massey Explorations Corp.

SECOND: The registered office of the corporation in the State of Nevada is located at 2470 Saint Rose Parkway Suite 304, Henderson, NV 89074. The corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD: The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH: The total number of voting common stock authorized that may be issued by the corporation is SEVENTY FIVE MILLION (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time to time issue said shares for such consideration as the Board of Directors may fix.

FIFTH: The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The first Board of Directors shall be one (1) in number and the name and address of this Director is:

         NAME:             Michael Hawitt
         ADDRESS:          300-508 24th Avenue SW
                           Calgary, AB  T2S 0K4
                           CANADA

SIXTH: The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME:             Patrick Mokros
         ADDRESS:          2470 Saint Rose Parkway, Suite 304
                           Henderson, NV  89074

EIGHTH: The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be 2470 Saint Rose Parkway, Suite 304, Henderson, NV 89074.

NINTH:  The corporation is to have a perpetual existence.

TENTH: The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH: The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand January 19, 2007.


/s/ Patrick Mokros
------------------------------
Patrick Mokros
Incorporator